John V. Murphy
Chairman and Chief Executive Officer
OppenheimerFunds, Inc.

Two World Financial Center
225 Liberty Street
New York, NY 10281-1008
www.oppenheimerfunds.com

September 12, 2008

Dear Oppenheimer Dividend Growth Fund Shareholder:

We have scheduled a shareholder meeting for you to decide upon an important proposal for the Fund.  After careful  consideration,  the Board of Trustees has determined that it would be in the best interests of shareholders of Oppenheimer
Dividend  Growth Fund to reorganize  into another  Oppenheimer  fund-Oppenheimer
Rising Dividends Fund, Inc.

A  shareholder  meeting has been  scheduled  for November 7, 2008,  and all
Dividend Growth Fund  shareholders of record on July 9, 2008, are being asked to vote either in person or by proxy on the proposed reorganization.  You will find a combined prospectus and proxy statement detailing the proposal, a ballot card, a Rising  Dividends  Fund  prospectus,  instructions  for voting by telephone or
Internet and a postage-paid return envelope for voting by mail enclosed for your use.

Why does the Board of Trustees recommend this change?

The Board voted to  recommend  that  shareholders  of Dividend  Growth Fund approve a proposal  to  reorganize  the Fund into  Rising  Dividends  Fund after considering,  among other things,  fund  performance,  the two Funds' respective investment objectives and policies, management fees, distribution fees and other operating  expenses,  and asset size.  Shareholders  of Dividend Growth Fund are expected  to  realize a number of  benefits  from the  proposed  reorganization, including  benefitting  from the future  economies  of scale  associated  with a larger fund as a result of the combined assets  realizing a lower management fee breakpoint than Dividend Growth Fund shareholders  currently receive.  Moreover,
the  Funds  have  similar  investment  objectives  and  portfolio   investments,
therefore  shareholders who originally  purchased shares of Dividend Growth Fund will  continue to have the benefit of owning shares of a  substantially  similar fund with a stronger long-term  performance record. The Board of Dividend Growth
Fund   believes  that   shareholders   will  be  best  served  by  the  proposed
reorganization, and recommends a vote "For" the proposal.

How do you vote?

To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid  envelope today. You may also vote by telephone or
Internet by following the  instructions on the proxy ballot.  Using a touch-tone telephone  or the Internet to cast your vote saves you time and helps reduce the
Fund's expenses.  If you vote by phone or Internet,  you do not need to mail the proxy ballot.

(over, please)

Remember,  it can be  expensive  for the Fund-and  ultimately  for you as a shareholder-to  remail  ballots if not enough  responses are received to conduct the  scheduled  meeting.  If your  vote is not  received  before  the  scheduled meeting, you may receive a telephone call asking you to vote.

Please read the enclosed combined prospectus/proxy  statement detailing the reorganization  and prospectus of Oppenheimer  Rising  Dividends  Fund, Inc. for complete details on this proposal. Of course, if you have any questions,  please contact your financial  advisor,  or call us at  1.800.225.5677.  As always,  we appreciate your confidence in  OppenheimerFunds  and look forward to serving you for many years to come.

Sincerely,

/s/ John V. Murphy
John V. Murphy

Enclosures

XP0560.002.0808

1.866.458.9856

www.myproxyonline.com

Vote your OppenheimerFunds proxy over the phone or Internet.

Voting your proxy is important.  And now OppenheimerFunds has made it easy.
Vote at your  convenience,  24  hours  a day,  and  save  postage  costs,  which ultimately  reduces fund  expenses.  Read your Proxy Card  carefully.  Then,  to exercise your proxy, just follow these simple steps:

1.  Call  the  toll-free  number:  1.866.458.9856  or  go to  our  website:
www.myproxyonline.com.

2. Follow the recorded or onscreen instructions.
If you vote by phone or Internet, please do not mail your Proxy Card.

LB0000.074.0708 August 29, 2008

OppenheimerFunds, The Right Way to Invest